SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 21, 2002
Date of Report
(Date of earliest event reported)

AVENUE A, INC.
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

506 Second Avenue, 9th Floor, Seattle, Washington 98104
(Address of principal executive offices, including zip code)

(206) 816-8800
(Registrant’s telephone number, including area code)

Item 5.    Other Events

Effective October 21, 2002, Jason Green resigned from the board of directors of Avenue A, Inc. (“Avenue A”). No replacement for Mr. Green has been selected at the time of this report. Mr. Green resigned for personal reasons and did not resign because of any disagreement with Avenue A on any matter relating to Avenue A’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2002

AVENUE A, INC.

By:	/s/ JEFFREY J. MILLER
Name:	Jeffrey J. Miller
Title:	Senior Vice President, Legal and Privacy Affairs and Corporate Secretary

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